Exhibit 10.3
MOTOROLA SOLUTIONS, INC.
AWARD DOCUMENT
For the
Motorola Solutions Omnibus Incentive Plan of 2015
Terms and Conditions Related to Employee Nonqualified Stock Options

Recipient: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%	Date of Expiration: %%EXPIRE_DATE_PERIOD1,'Month DD, YYYY'%-%
Employee ID: %%EMPLOYEE_IDENTIFIER%-%	Number of Options: %%TOTAL_SHARES_GRANTED%-%
Date of Grant: %%OPTION_DATE,'Month DD, YYYY'%-%	Exercise Price: %%OPTION_PRICE%-%

Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) is pleased to grant you options (“Options”) to purchase shares of Motorola Solutions Common Stock under the Motorola Solutions Omnibus Incentive Plan of 2015, as amended (the “Plan”). The number of Options awarded to you and the Exercise Price per Option, which is the Fair Market Value (as defined below) on the Date of Grant, are stated above. Each Option entitles you to purchase one share of Motorola Solutions Common Stock subject to the terms set forth in this Award Document, including any country-specific terms for your country set forth in the appendix attached hereto (the “Appendix” and, together with the Award Document, the “Agreement”), and the Plan.

Vesting Schedule

Shares	Date
%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2,'Month DD, YYYY'%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3,'Month DD, YYYY'%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4,'Month DD, YYYY'%-%

1.Vesting and Exercisability. You cannot exercise the Options until they have vested.
a.Regular Vesting. The Options will vest in accordance with the above schedule (subject to the other terms of the Agreement).
b.Special Vesting. You may be subject to the Special Vesting Dates described below if your employment or service with Motorola Solutions or a Subsidiary (as defined below) terminates.
c.Exercisability. You may exercise Options at any time after they vest and before they expire as described below.
d.Termination of Employment or Service. For purposes of the Options, your employment or service relationship will be considered terminated as of the date you are no longer considered an employee on the payroll of Motorola Solutions or a Subsidiary, and unless otherwise expressly provided in the Agreement or determined by the Company (i) your right to vest in the Options under the Plan, if any, will terminate as of such date, and (ii) the period (if any) during which you may exercise the Options after such termination of your employment or service relationship will commence on such date; the Company shall have the exclusive discretion to determine when your employment with the Company or a Subsidiary has terminated for purposes of the Options.
2.Expiration. All Options expire on the earlier of (i) the Date of Expiration as stated above or (ii) any of the Special Expiration Dates described below. As an administrative matter, the vested portion of the Options may be exercised only until the close of the New York Stock Exchange on the Expiration Date or, as

Exhibit 10.3
applicable the Special Expiration Date, or, if such date is not a trading day on the New York Stock Exchange, the last trading day before such date. Any later attempt to exercise the Options will not be honored as once an Option expires, you no longer have the right to exercise it.
3.Special Vesting Dates and Special Expiration Dates. There are events that cause your Options to vest sooner than the Regular Vesting schedule discussed above or to expire sooner than the Date of Expiration as stated above. Those events are as follows:
a.Disability. If your employment or service with Motorola Solutions or a Subsidiary is terminated because of your Total and Permanent Disability (as defined below), Options that are not vested will automatically become fully vested upon your termination of employment or service. All your Options will then expire on the earlier of the first anniversary of your termination of employment or service because of your Total and Permanent Disability or the Date of Expiration stated above. Until that time, the Options will be exercisable by you or your guardian or legal representative.
b.Death. If your employment or service with Motorola Solutions or a Subsidiary is terminated because of your death, Options that are not vested will automatically become fully vested upon your death. All your Options will then expire on the earlier of the first anniversary of your death or the Date of Expiration stated above. Until that time, with written proof of death and inheritance, the Options will be exercisable by your legal representative, legatees or distributees.
c.Change In Control. If a “Change in Control” of the Company occurs, and the successor corporation does not assume these Options or replace them with options that are at least comparable to these Options, then: (i) all of your unvested Options will be fully vested and (ii) all of your Options will be exercisable until the Date of Expiration set forth above. Further, with respect to any Options that are assumed or replaced as described in the preceding paragraph, any agreement or other documentation providing for such assumption or replacement shall provide that the assumed or replaced options will be fully vested and exercisable until the Date of Expiration set forth above if you are involuntarily terminated (for a reason other than “Cause”) or if you quit for “Good Reason” within 24 months of the Change in Control. For purposes of this paragraph, the terms “Change in Control”, “Cause” and “Good Reason” are defined in the Plan.
d.Termination of Employment or Service Because of Serious Misconduct. If Motorola Solutions or a Subsidiary terminates your employment or service because of Serious Misconduct (as defined below) all of your Options (vested and unvested) expire upon your termination, unless prohibited under applicable law.
e.Change in Employment in Connection with a Divestiture. If you accept employment with another company in direct connection with the sale, lease, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary, or if you remain employed by a Subsidiary that is sold (a “Divestiture”), all of your unvested Options will vest on a pro rata basis in an amount equal to (a)(i) the total number of Options subject to this Award Document, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of the Divestiture and the denominator of which is the number of full months during the entire vesting period, minus (b) any Options that vested prior to the date of Divestiture. All of your vested but not yet exercised Options will expire on the earlier of (i) 90 days after such Divestiture or (ii) the Date of Expiration stated above. Any Options remaining unvested at the date of such Divestiture shall expire at that time.
f.Termination of Employment or Service by Motorola Solutions or a Subsidiary Other than for Serious Misconduct or a Divestiture. If Motorola Solutions or a Subsidiary on its initiative, terminates your employment or service other than for Serious Misconduct or a Divestiture, all of your unvested Options will vest on a pro rata basis in an amount equal to (a)(i) the total number of Options subject to this Award Document, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of your termination and the denominator of which is the number of full months during the entire vesting period, minus (b) any Options that vested prior to the date of termination. All of your vested but not yet exercised Options will expire on the earlier of (i) 90 days after your termination of employment or (ii) the Date of Expiration stated above. Any Options remaining unvested at the date of your termination of employment or service will automatically expire at that time.

Exhibit 10.3
g.Termination of Employment or Service for any Other Reason than Described Above. If your employment or service with Motorola Solutions or a Subsidiary terminates for any reason other than that described above, including voluntary resignation of your employment or service, all of your unvested Options will automatically expire upon termination of your employment or service and all of your vested but not yet exercised Options will expire on the earlier of (i) the date ninety (90) days after the date of termination of your employment or service or (ii) the Date of Expiration stated above.
4.Leave of Absence/Temporary Layoff. If you take a Leave of Absence (as defined below) from Motorola Solutions or a Subsidiary or you are placed on Temporary Layoff (as defined below) by Motorola Solutions or a Subsidiary, the following will apply:
a.Vesting of Options. Options will continue to vest in accordance with the vesting schedule set forth above.
b.Exercising Options. You may exercise Options that are vested or that vest during the Leave of Absence or Temporary Layoff.
c.Effect of Termination of Employment or Service. If your employment or service is terminated during the Leave of Absence or Temporary Layoff, the treatment of your Options will be determined as described under “Special Vesting Dates and Special Expiration Dates” above.
5.Method of Exercising. You must follow the procedures for exercising the Options that are established by Motorola Solutions from time to time. At the time of exercise, you must pay the Exercise Price for all of the Options being exercised and any Tax-Related Items (as defined in Section 7) that are required to be withheld by Motorola Solutions or a Subsidiary in connection with the exercise.
6.Transferability. Unless the Committee provides otherwise, Options are not transferable other than by will or the laws of descent and distribution.
7.Tax Related Items.
a.Responsibility for Taxes. By accepting the Options, you acknowledge and agree that:
i.regardless of any action taken by the Company or, if different, your employer (the “Employer”), you shall be ultimately responsible for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or legally imposed on the Company or the Employer as a result of your participation in the Plan and deemed by the Company or the Employer to be an appropriate charge to you (“Tax-Related Items”);
ii. your liability for Tax-Related Items may exceed the amount, if any, actually withheld by the Company or the Employer;
iii. the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends;
iv. the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result; and
v. if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Withholding Taxes. In connection with any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the

Exhibit 10.3
Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:
i.withholding shares of Common Stock otherwise deliverable to you in connection with the exercise of the Options; or
ii.withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent.
Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum and maximum rates applicable in the relevant jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directy to the applicable tax authority or to the Company and/or Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised Options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of such shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
c.Withholding Taxes for Section 16 Officers. Notwithstanding Section 7(b) above, if you are considered an officer for purposes of the Section 16 of the Exchange Act, you may elect to satisfy your obligations for Tax-Related Items by one of the withholding methods set forth in Section 7(b)(i) and (ii) above, unless otherwise set forth in the Appendix for your country. In the absence of such an election, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Common Stock otherwise deliverable in connection with the exercise of the Options, as set forth in Section 7(b)(i), unless the use of such withholding method is problematic under applicable tax or securities laws, or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by the method set forth in Section 7(b)(ii) above.
8.Nature of Grant. By accepting the Options, you acknowledge, understand and agree that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b.the grant of the Options is exceptional, voluntary, non-recurrent and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
c.all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;
d.the grant of the Options and your participation in the Plan shall not create or amend an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate your employment or service relationship (if any) at any time;
e.you are voluntarily participating in the Plan;
f.the Options and any shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation;
g.the Options and any shares of Common Stock acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses,

Exhibit 10.3
holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments, or welfare benefits or any similar mandatory payments;
h.the future value of the shares of Common Stock underlying the Options is unknown, indeterminable, and cannot be predicted with certainty;
i.if the shares of Common Stock underlying the Options do not increase in value, the Options will have no value;
j.unless otherwise provided in the Plan or by the Company in its discretion, neither the Options nor the benefits evidenced by the Agreement shall create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company;
k.if you exercise the Options and acquire shares of Common Stock, the value of such shares may increase or decrease in value, even below the Exercise Price;
l.unless otherwise agreed with the company in writing, the Options and the shares of Common Stock subject to the Options, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of any Subsidiary;
m.the Options and the shares of Common Stock subject to the Options are not part of normal or expected compensation or salary for any purpose;
n.none of the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Options or of any amounts due to you pursuant to the exercise of the Options or the subsequent sale of any shares of Common Stock acquired upon exercise; and
o.no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of your employment or other service relationship with Motorola Solutions or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You acknowledge and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
10.Consent to Transfer Personal Data.
a.By accepting the Options, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Option grant materials ("Data") by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Data may include certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.
b.You understand that Data will be transferred to the Designated Broker, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your human resources representative.

Exhibit 10.3
c.You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to withdraw your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your human resources representative.
d.If you work or reside in the European Union, European Economic Area, Switzerland or the United Kingdom, you acknowledge that you have read the Terms and Conditions appearing in the Appendix to this Agreement for Countries within the European Union, European Economic Area, Switzerland and the United Kingdom related to the European General Data Protection Regulation.
11.Compliance with Law.
a.Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon exercise of the Options prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.
12.Insider Trading Restrictions/Market Abuse Laws. You acknowledge that, depending on your country of residence or the Designated Broker's country or country where the Common Stock is listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell, attempt to sell or otherwise dispose of Common Stock, rights to Common Stock (e.g., Options) or rights linked to the value of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include your fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.
13.Exchange Control, Tax and/or Foreign Asset/Account Reporting. You acknowledge that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage/bank account or legal entity outside your country. You may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a

Exhibit 10.3
certain time after receipt. In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company or the Employer as may be required to allow the Company or the Employer to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.Language. You acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English to understand the terms and conditions of the Agreement. Furthermore, if you have received the Agreement or any other document related to the Options and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
16.Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.Waiver. You acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by you or any other grantee.
18.Appendix. Notwithstanding any provision of this Award Document, the Options shall be subject to any terms and conditions set forth in the Appendix to this Award Document for your country. Moreover, if you relocate to one of the countries included in the Appendix, the terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Options and on any shares of Common Stock acquired upon exercise of the Options (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Agreement Following Termination of Employment.
a.By accepting the Options, you acknowledge and agree that for a period of one year following your termination of employment or service, you will not hire, recruit, solicit or induce, or cause, allow, permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of Motorola Solutions or a Subsidiary who possesses Confidential Information of Motorola Solutions or a Subsidiary to terminate his/her employment with Motorola Solutions or a Subsidiary and/or to seek employment with your new or prospective employer, or any other company. You also agree that by accepting the Options, if you violate the terms of any of this subparagraph (a), then, in addition to any other remedies available in law and/or equity, all of your vested and unvested Options will terminate and no longer be exercisable, and for all Options exercised within one (1) year prior to the termination of your employment for any reason or anytime after termination of my employment for any reason, you will immediately pay to the Company the difference between the exercise price on the date of grant as reflected in the Award Document for the Options and the market price of the Options on the date of exercise (the "spread").
b.You agree that upon termination of employment or service with Motorola Solutions or a Subsidiary, and for a period of one year thereafter, you will immediately inform Motorola Solutions of (i) the identity of your new employer (or the nature of any start-up business or self-employment), (ii) your new title, and (iii) your job duties and responsibilities. You hereby authorize Motorola Solutions or a Subsidiary to provide a copy of this Award Document to your new employer. You further agree to provide information to Motorola Solutions or a Subsidiary as may from time to time be requested in order to determine your compliance with the terms hereof.

Exhibit 10.3
c.You expressly agree that Motorola Solutions may take such actions as are necessary or appropriate to effectuate the foregoing in this Section 20 (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing and as a condition to the grant, you expressly and explicitly authorize Motorola Solutions to issue instructions, on your behalf, to the Designated Broker (or any other stock plan service provider engaged by Motorola Solutions to administer awards granted under the Plan) to sell any shares of Common Stock required to pay the spread to Motorola Solutions. You are hereby advised in writing to consult with an attorney before entering into the restrictions outlined in this Section 20. You acknowledge that prior to acceptance of this Agreement, you have been advised by Motorola Solutions of your right to seek independent advice from an attorney of your own selection regarding this Agreement, including the restraints imposed upon you pursuant to this Section 20. You acknowledge that you have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. You further represent that in entering into this Agreement, you are not relying on any statements or representations made by any of Motorola Solutions' directors, officers, employees or agents which are not expressly set forth herein, and that you are relying only upon your own judgment and any advice provided by your attorney. You acknowledge that you have been provided at minimum 14 calendar days to review the provisions contained herein.
d.Notwithstanding the foregoing, nothing in this Section 20 is intended to or shall limit, prevent, impede or interfere with your non-waivable right, without prior notice to Motorola Solutions or a Subsidiary, to provide information to the government, participate in investigations, testify in proceedings regarding Motorola Solutions or any Subsidiary's past or future conduct, engage in any activities protected under whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. You do not need prior authorization from Motorola Solutions or any Subsidiary to make any such reports or disclosures and are not required to notify Motorola Solutions or any Subsidiary that you have made such reports or disclosures.
21.Substitute Stock Appreciation Right. Motorola Solutions reserves the right to substitute a Stock Appreciation Right for your Options in the event certain changes are made in the accounting treatment of stock options. Any substitute Stock Appreciation Right shall be applicable to the same number of shares as your Options and shall have the same Date of Expiration, Exercise Price, and other terms and conditions. Any substitute Stock Appreciation Right may be settled only in shares of Common Stock.
22.Definition of Terms. Capitalized terms used but not otherwise defined in this Award Document shall have the meaning given such term in the Plan.
a.“Confidential Information” means information concerning the Company and its business that is not generally known outside the Company, and includes (A) trade secrets; (B) intellectual property; (C) the Company’s methods of operation and Company processes; (D) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (E) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (F) Company personnel data; (G) Company business plans, marketing plans, financial data and projections; and (H) information received in confidence by the Company from third parties. Information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall be deemed generally known until such broader use is actually commercially implemented.
b.“Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Plan.
c.“Fair Market Value” for purposes of the Options at any time shall mean the closing price for a share of Common Stock on the date as of which such value is being determined, as reported for the New York Stock Exchange-Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the Common Stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of the Common Stock on the immediately preceding date for which transactions were reported; provided however, that if Fair Market Value for any date cannot be so

Exhibit 10.3
determined, Fair Market Value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulations.
d.“Leave of Absence” means an approved leave of absence from Motorola Solutions or a Subsidiary from which the employee has a right to reinstatement, as determined by applicable law or Motorola Solutions policy.
e.“Serious Misconduct” means any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures.
f.“Subsidiary” means any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola Solutions and which is consolidated for financial reporting purposes.
g.“Total and Permanent Disability” means for (x) U.S. employees, entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute and (y) non-U.S. employees, as established by applicable Motorola Solutions policy unless otherwise required by local regulations.
h.“Temporary Layoff” means a layoff or redundancy that is communicated as being for a period of up to twelve months and as including a right to recall under defined circumstances.
23.Governing Law and Choice of Venue. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, U.S.A., without regard to the provisions governing conflict of laws. Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the grant of Options or the Agreement, shall be brought and heard exclusively in a U.S. federal or state court located in Illinois.
24.Acceptance of Terms and Conditions. By accepting the Options, you agree to be bound by the terms of the Agreement, the Plan, any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan, and any additional covenants or promises Motorola Solutions may require as a condition of the grant.
25.Plan Documents. The Plan and the Prospectus for the Plan are available to participants on the Motorola Solutions website at [_____] or by contacting PeopleConnect at [_____]. Alternatively, participants may write to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. to request Plan documents.

APPENDIX TO AWARD DOCUMENT

TERMS AND CONDITIONS
This Appendix includes additional terms and conditions that govern the Options granted to you under the Plan if you work and/or reside in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing (or are considered as such for local law purposes), or if you transfer employment or residency to a different country after the Options are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to you.
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Document.
NOTIFICATIONS
This Appendix also includes notifications regarding securities, exchange control, income tax and certain other issues of which you should be aware with respect to your participation in the Plan. These notifications are based on the securities, exchange control, income tax and other laws in effect in the respective countries as of January 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated at the time you exercise the Options or sell any shares of Common Stock acquired upon such exercise.
In addition, the notifications contained in this Appendix are general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident of a country other than the one in which you are currently residing and/or working (or are considered as such for local law purposes), or if you relocate to a different country after the Options are granted, the notifications contained in this Appendix may not be applicable to you in the same mannr.
COUNTRIES WITHIN THE EUROPEAN UNION, EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 10 of the Agreement (Consent to Transfer Personal Data) in its entirety:
The EU General Data Protection Regulation (also known as the “GDPR”) came into force on May 25, 2018. For the purposes of the GDPR, the Company wants to make participants in the Plan aware that the Company holds certain Data (as defined below) about the participants. The Company also wants to explain why the Company holds this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the GDPR. Copies of this Notice are also available for viewing online by participants at [_____] by request using the contact details set out below.

This communication supplements information relating to the use and transfer of your Data set out in the Agreement. Should there be any inconsistency between the terms of this Notice and the Agreement relating to the Company’s use of your Data, then this Notice is the document that will apply.

The term “Data” as used in this Notice includes your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, exercised, vested, unvested or outstanding).
Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A.

Purposes: Data is held for the exclusive purpose of implementing, administering and managing your participation in the Plan.

Legitimate Interests: The Company holds and processes the Data for the legitimate interests of implementing, administering and maintaining the Plan and each participant's participation in the Plan.

International Transfers of Data: As the Company is based in the United States and the Agreement is performed in the United States, the Company can only meet its contractual obligations to you under the Agreement if the Data is transferred to the United States. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union to the United States. You should be aware that the United States may have different data privacy laws and protections than the data privacy laws in place in the European Union.
Retention Period: The Company will delete your Data within a reasonable time after it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Other Recipients: To fulfill its obligations under the Agreement, the Company may share Data with its subsidiary companies who employ participants in the Plan. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents. At your instruction, the Data will be shared with E*TRADE Corporate Financial Services, Inc. and E*TRADE Securities LLC (collectively, “E*TRADE”) or other third parties whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreement. When transferring your Data to E*TRADE, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses.

Data Subject Rights: Participants have a number of rights under the GDPR. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to someone else at the participant's request), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. You must understand, however, that any such request may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Participants also have a right to lodge a complaint concerning the processing of their personal data with an EU supervisory authority.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair and transparent manner. The Company will apply reasonable organizational and security measures to prevent the unlawful processing and/or the accidental loss or destruction of these materials and, in particular, the personal data contained in them.

Contact: For more information on our general privacy policy participants may go to [_____]. If participants have any questions concerning this Notice, participants should contact [_____].

You understand that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request that you provide another data privacy consent. If applicable and upon request of the Company or the Employer, you agree to provide an executed acknowledgement or privacy consent form (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

ARGENTINA
TERMS AND CONDITIONS
Method of Exercising. You may be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

Labor Law Acknowledgement. This provision supplements Section 8 of the Award Document (Nature of Grant):
In accepting the Options, you acknowledge and agree that the grant of Options is made by the Company (not the Employer) in its sole discretion and that the value of the Options or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
NOTIFICATIONS
Securities Law Information. Neither the Options nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to prospecus requirements in Argentina.
Exchange Control Information. You are solely responsible for complying with the exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to exercising your Options or transferring proceeds into Argentina, you should consult your local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset and Account Reporting. Argentine residents must report any shares of Common Stock that the resident may hold on December 31 of each year on their annual tax return for that year. Argentine residents should consult with their personal tax advisor to determine their personal reporting obligations.
AUSTRALIA
TERMS AND CONDITIONS

Australian Offer Document. The Option is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/000. Additional details are set forth in the Australia Offer Document, which is available for participants on the Stock Programs website at [_____].
NOTIFICATIONS

Securities Law Notice. If you acquire shares of Common Stock under the Plan and offer such shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved with the transfer, you will be required to file the report.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1197 (Cth) applies (subject to the conditions in the Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. Austrian residents who hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. An exemption applies if the value of the shares of Common Stock do not meet or exceed €5,000,000 as of December 31 of any given year. The deadline for filing the annual report is January 31 of the following year.
Further, if Austrian residents hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts exceeds €10,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. You should consult with a personal advisor to ensure you comply with applicable reporting requirements.

BAHRAIN
NOTIFICATIONS

Securities Law Information. The Agreement, the Plan and all other materials you receive regarding participation in the Plan do not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued upon exercise of the Options shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock upon exercise of the Options described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, you understand that you may not make any public advertising or announcements regarding the Options or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. You acknowledge and agree that shares of Common Stock may only be sold outside of Bahrain and on a stock exchange on which the Company is traded.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Options, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the Options and the subsequent sale of any shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the Options, you agree that you are (i) making an investment decision, (ii) the shares of Common Stock will be issued to you only if the vesting conditions are met, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to you.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment, (ii) the Plan is not part of the terms and conditions of your employment, and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment.

NOTIFICATIONS
Exchange Control Information. Remittances of funds for the purchase of shares of Common Stock under the Plan must be made through an authorized commercial bank in Brazil.
Foreign Asset and Account Reporting. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan. Brazilian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil (including payment of the Exercise Price and proceeds from the sale) and the conversion between USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the Plan. You should consult with his or her personal tax advisor for additional details.
CANADA

TERMS AND CONDITIONS
Method of Exercising. Notwithstanding any provision of the Agreement or the Plan to the contrary, you are prohibited from surrendering shares of Common Stock that you already own to pay the Exercise Price or any Tax-Related Items in connection with the exercise of the Options. The Company reserves the right to permit this method of payment depending upon the development of local law.
Form of Settlement. Nowithstanding anything contained in the Plan or the Agreement to the contrary, the Options are related to future services to be performed and are not a bonus or compensation for past services.

The following provisions apply for residents of Quebec:
English Language Provision. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent. This provision supplements Section 10 of the Award Document (Consent to Transfer Personal Data):
You hereby authorize the Company and its representatives, including any broker(s) designated by the Company to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Employer, the Company, any Subsidiary and the Designated Broker to disclose and discuss the Plan with their advisors. You further authorize the Employer, the Company and any Subsidiary to record such information and to keep such information in your employee file. You acknowledge and agree that your personal information, including any sensitive personal information, may be tranferred or disclosed outside the province of Quebec, including to the U.S. If applicable, you also acknowledge and authorize the Company, the Employer, the Designated Broker any other Subsidiary involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.
NOTIFICATIONS
Securities Law Information. Canadian residents may not be permitted to sell or otherwise dispose of any shares of Common Stock acquired upon exercise of the Options within Canada. Canadian residents may only be permitted to sell or dispose of any such shares if such sale or disposal takes place outside of Canada on the facilities on which the Common Stock is traded (i.e., on the New York Stock Exchange).
Foreign Asset and Account Reporting. Foreign specified property, including shares of Common Stock, Options, and other rights to receive shares of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign specified property exceeds C$100,000 at any time during the year. Thus, such Options must be reported – generally at a nil cost - if the C$100,000 cost threshold is exceeded because other foreign specified property is held by the employee. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the shares of Common Stock at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. Canadian residents should consult with their personal tax advisor to ensure compliance with their reporting requirements.
CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.” The Company reserves the right to provide you with additional methods of exercise depending on the development of local law. In the event you are permitted to hold shares of Common Stock upon exercise, the Company may force the sale of the shares of Common Stock within any time frame as the Company determines to be necessary to comply with local regulatory requirements. You agree that you must maintain any shares of Common Stock acquired under the Plan in an account maintained by the Designated Broker or such other stock plan service provider as may be selected by the Company.

You understand that your Employer and/or any Subsidiary to which you provide service must be registered with the State Administration of Foreign Exchange (“SAFE”) prior to exercise of the Options. If the Company is unable to obtain registration approval for your Employer and/or any Subsidiary to which you provide service prior to the exercise of such Options, the exercise of the Options may be delayed.
Exchange Control Restrictions. By accepting the Options, you understand and agree that you will be required to immediately repatriate all proceeds due to you from the sale of shares of Common Stock acquired under the Plan. Further, you understand that such repatriation will need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC, and you hereby agree that the proceeds may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. You understand that if you fail to set up such account or fail to provide the requested details to the Company, you might not be able to receive sale proceeds or delivery of proceeds may be delayed. Further, you understand that if you do not otherwise claim the proceeds within 2 years of the exercise date, the proceeds may be surrendered to the Company. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or a Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 8 of the Award Document (Nature of Grant):
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose.
Securities Law Acknowledgement. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores). Therefore, the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia. In the event that the Company, in its sole discretion, determines that the offer of the Options in Colombia may constitute a “public offer of securities” you understand and agree that the Company may, in its sole discretion, cease to offer participation in the Plan in Colombia. In the event that the Company exercises its discretion to cease offering the Plan in Colombia, you will no longer be permitted to participate in the Plan as of the date established by the Company.
NOTIFICATIONS
Exchange Control Information. You must register your investments with the Central Bank of Colombia (Banco de la República). The registration method will vary depending on whether cash is remitted from Colombia (either by you or the Employer), or no cash consideration is paid at all. Upon liquidation of assets held abroad, you must (i) cancel the registration with the Central Bank and (ii) repatriate the proceeds from the sale or liquidation to Colombia and file the appropriate Central Bank form (usually through your local bank). You personally are responsible for complying with applicable exchange control requirements in Colombia.
Foreign Asset / Account Reporting. You must file an annual informative return with the Colombian Tax Office detailing any assets held abroad. If the individual value of any of these assets exceeds a certain threshold, you must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.

CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Information. The Czech National Bank may require residents of the Czech Republic to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. In addition, you may need to report certain events in the absence of a request from the Czech National Bank. Because exchange control regulations change frequently and without notice, residents of the Czech Republic should consult with their legal advisor prior to the sale of shares of Common Stock to ensure compliance with current regulations. It is the Czech resident’s responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. You acknowledge that you have received the Employer Statement in Danish, attached as Exhibit A, which sets forth additional terms of the Options to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Foreign Asset and Account Reporting. Danish residents who establish an account holding shares of Common Stock or cash outside of Denmark must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
ECUADOR
There are no country-specific provisions.
EGYPT
NOTIFICATIONS
Exchange Control Information. If you have a permanent domicile in Egypt and you transfer funds into or out of Egypt in connection with your participation in the Plan, you may be required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Language Consent. By accepting the Options, you confirm having read and understood the Agreement (including this Appendix) and the Plan, including all terms and conditions included therein, which were provided in the English language. You accept the terms of these documents accordingly.
En acceptant les Options, vous confirme avoir lu et compris ce Contrat (y incluse cette Annexe) et le Plan, incluant tous leurs termes et conditions, qui lui ont été transmis en langue anglaise. Vous accepte les dispositions de ces documents en connaissance de cause.
Options Not French-qualified. You understand and acknowledge that the Options granted under the Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.
NOTIFICATIONS
Foreign Asset and Account Reporting. French residents holding cash or shares of Common Stock outside of France must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis, together with their income tax return. French residents should consult with their personal tax advisor to determine their personal reporting obligations.
GERMANY
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that German residents make or receive a payment in excess of this amount, the resident must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Information. German residents holding shares of Common Stock must notify their local tax office if the acquisition of shares of Common Stock under the Plan leads to a so-called “qualified participation” at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the shares of Common Stock acquired exceeds €150,000, or (ii) you hold shares of Common Stock exceeding 10% of the total capital of the Company.
GREECE
There are no country-specific provisions.
HONG KONG
TERMS AND CONDITIONS
Share Sale Restriction. Shares of Common Stock received at exercise are accepted as a personal investment. In the event that the Options vest and become exercisable within six months of the Date of Grant, you (or your heirs) agree that the shares of Common Stock will not be offered to the public or otherwise dispose of any shares of Common Stock underlying the Options (including by means of a cashless exercise of such Options) prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Neither the grant of the Options nor the issuance of shares of Common Stock upon exercise of the Options constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
INDIA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

NOTIFICATIONS
Exchange Control Information. Due to exchange control restrictions in India, Indian residents may be required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India within such period of time as required under applicable regulations and will not be able to use the proceeds for any dividend reinvestment program. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Account and Asset Reporting. Indian residents are required to declare any foreign bank accounts and assets (including shares of Common Stock) on their annual tax return. Indian residents should consult with their personal tax advisor to determine their reporting requirements.

INDONESIA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to participants upon request from PeopleConnect at [_____] . By accepting the Options, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada PeopleConnect [_____]. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. The reporting must be completed onling through Bank Indonesia’s website, no later than the 15th day of the month following the month in which the foreign exchange activity took place. If Indonesian residents remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Indonesian residents by the bank through which the transaction is made.
ISRAEL
TERMS AND CONDITIONS
Nature of Award. By accepting the Options, you understand and agree that the Options are offered subject to and in accordance with the Israeli Addendum (Sub-Plan) to the Plan (the “Israeli Subplan”), are granted under the Capital Gains Tax Track Through a Trustee (as defined in the Israeli Subplan) and are intended to qualify for favorable tax treatment set forth under the “capital gains” track of Section 102 of the Israeli Income Tax Ordinance [new version] 1961 (“102 Capital Gains Treatment”). Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the Options and you acknowledge that you will not be entitled to damages of any nature whatsoever if the Options become disqualified. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement in connection with the grant of the Options or any future options granted under the Israeli Subplan. If you fail to comply with such request, the Options may not qualify for 102 Capital Gains Treatment.
Method of Exercising. Notwithstanding any provision of the Agreement or the Plan to the contrary, you may not exercise your Options using a cashless “sell-to-cover” method of exercise, whereby you direct the Designated Broker to sell some (but not all) of the shares of Common Stock subject to the exercised Options and deliver to the Company the amount of the sale proceeds to pay the Exercise Price and any Tax-Related Items. The Company reserves the right to provide you with this method of payment in the future.
Trust Arrangement. You acknowledge and agree that any shares of Common Stock issued upon exercise of the Options (and not immediately sold) will be deposited with the Company’s designated trustee in Israel, IBI Capital (the “Trustee”) pursuant to a supervisory trust arrangement in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that such shares of Common Stock will be subject to the Holding Period applicable to Options granted under the Capital Gains Track Through a Trustee, as set forth in Section 1.1(A) of the Israeli Subplan (the “Holding Period”). The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Options and shares of Common Stock held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any shares of Common Stock underlying the Options may not be sold prior to the expiration of the Holding Period in order to qualify for 102 Capital Gains Tax Treatment. Accordingly, you agree not to dispose of (or request the Trustee to dispose of) any such shares prior to the expiration of the Holding Period. For purposes of this Appendix for Israel, “dispose” shall mean any sale (including by means of a cashless exercise), transfer or other disposal of the shares of Common Stock by you or the Trustee, including a release of such shares from the Trustee to you.
Tax-Related Items. The following provision supplements Section 7 of the Award Document (Tax-Related Items):
In the event that you dispose of any shares of Common Stock underlying the Options prior to the expiration of the Holding Period, you acknowledge and agree that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, you acknowledge and agree that you will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
You further agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with Options granted under the Israeli Subplan.
NOTIFICATIONS
Securities Law Information. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. A copy of the Plan can be accessed by participants at [_____] and a copy of the Form S-8 registration statement for the Plan filed with the SEC can be obtained by accessing:
http://www.sec.gov/Archives/edgar/data/68505/000095013706005238/c04482sv8.htm.

ITALY
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Plan Document Acknowledgment. In accepting the Options, you acknowledge that you have received a copy of the Plan and the Agreement (including this Appendix), have reviewed these documents in their entirety and fully understand and accept all provisions of these documents.

Further, you acknowledge that you have read and specifically and expressly approve the following sections of the Award Document: Section 1 (Vesting and Exercisability); Section 2 (Expiration); Section 3 (Special Vesting Dates and Special Expiration Dates); Section 7 (Tax-Related Items); Section 8 (Nature of Grant); Section 14 (Language); Section 22 (Governing Law and Choice of Venue) and the Data Privacy Notice for Countries Within the European Union, European Economic Area, Switzerland and the United Kingdom included in this Appendix.
NOTIFICATIONS
Foreign Asset and Account Reporting. An Italian resident who, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy, is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if he or she is not required to file a tax return). These reporting obligations will apply to the Italian resident if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions. Italian residents should consult with their personal tax advisor to determine their personal reporting obligations.
Foreign Asset Tax Information. The value of financial assets held outside of Italy (including shares of Common Stock) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., shares of Common Stock acquired under the Plan) assessed at the end of the calendar year.
JAPAN
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of such shares.
In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when you exercise the Options, you must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date that the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
Please note that a Payment Report is required independently from a Securities Acquisition Report; therefore, you must file both a Payment Report and a Securities Acquisition Report if the total amount that you pay in a single transaction for exercising the Options and purchasing shares of Common Stock exceeds ¥100,000,000.
Foreign Asset and Account Reporting. Japanese residents who hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. Such report is due by March 15 every year. Japanese residents are advised to consult with their personal tax advisor to ensure that they are properly complying with applicable reporting requirements.
KAZAKHSTAN
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS

Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds US$100,000. Please note that the exchange control regulations in Kazakhstan are subject to change.

You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to vesting or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. You are responsible for ensuring compliance with all exchange control laws in Kazakhstan.
LIBYA
There are no country-specific provisions.
LITHUANIA
There are no country-specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. This provision replaces Section 10 of the Award Document (Consent to Transfer Personal Data) in its entirety:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data, as described in the Award Document and any other grant materials by and among, as applicable, your Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that your Employer, the Company and its Subsidiaries may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Data is supplied by your Employer and also by you through information collected in connection with the Plan and the Agreement, including this Appendix.

You understand that Data will be transferred to the Designated Broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting PeopleConnect at [_____] or by requesting such list via email addressed to [_____].
You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the shares of Common Stock acquired upon exercise of your Options may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative at Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Palau Pinang, Malaysia or by writing via email at [_____]. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company may not be able to grant you Options or other awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your eligibility to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative or PeopleConnect at [_____] or write via email addressed to [_____].

Notifikasi Privasi Data. Peruntukan ini menggantikan Seksyen 10 dalam Perjanjian Anugerah
(Keizinan untuk Memindahkan Data Peribadi) secara keseluruhan:

Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanjian Anugerah dan apa-apa bahan geran yang lain, oleh dan di antara, sebagaimana yang berkenaan, Majikan anda, Syarikatdan Anak-anak Syarikatnya untuk tujuan ekslusif bagi pelaksanaan, pentadbiran dan pengurusan penyertaan anda dalam Pelan.

Anda memahami bahawa Majikan anda, Syarikat dan Anak-anak Syarikatnya mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans social, passport atau nombor pengenalan lain gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang di Syarikat, butir-butir semua Unit-Unit atau apa-apa hak lain untuk syer dalam Saham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda ("Data"), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data dibekalkan oleh Majikan anda dan juga oleh anda melalui maklumat yang dikumpul berkenaan dengan Pelan dan Dokumen Anugerah, termasuk Lampiran ini.

Anda memahami bahawa Data akan dipindah kepada Broker yang Ditetapkan atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan melaksanakan, mentadbir dan menguruskan Pelan. Anda memahami bahawa penerima-penerima Datamungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (e.g. Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda fahami bahawa jika anda berada di luar Amerika Syarikat atau di tempat lain, anda boleh meminta senarai nama dan alamat mana-mana penerima-penerima Data dengan menghubungi Pusat Perkhidmatan Pekerja tol percuma di 1-800-88-6567, atau sebagai alternative di 001-646-254-3480 atau dengan membuat apa-apa permintaan untuk senarai tersebut melalui e-mel kepada [_____] .

Anda memberi kuasa kepada Syarikat, Broker Yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan, termasuklah mana-mana pemindahan Data yang diperlukan kepada broker, ejen eskrow atau pihak ketiga lain dengan siapa apa-apa syer dalam Saham Biasa yang diterima atas pemberian hak Opsyen anda mungkin didepositkan. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda fahami jika anda berada di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat Data, meminta informasi tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan yang diperlukan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan anda di Motorola Solutions Malaysia Sdn Bhd, PLOT 2, Bayan Lepas, Technoplex Industrial Park, MK 12 SWD, 11900, Pulau Pinang, Malaysia atau dengan menulis secara e-mel di [_____]. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkidmatan dan kerjaya anda dengan Majikan tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat menganugerahkan Opsyen-opsyen atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan kelayakan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan,anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda atau Pusat Perkhidmatan Pekerja atau menulis secara e-mel kepada [_____].
NOTIFICATIONS
Director Notification Obligation. If you are a director of a Subsidiary in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Options or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the Options, you acknowledge that you have received a copy of the Plan and the Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 8 of the Award Document (Nature of Grant), which clearly provides as follows:
(1)    Your participation in the Plan does not constitute an acquired right;
(2)    The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and
(4)    None of the Company, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired upon exercise of the Options.
Labor Law Policy and Acknowledgment. This provision supplements Section 8 of the Award Document (Nature of Grant):
By accepting the Options, you expressly recognize that the Company, with its principal operating offices at 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar la Opción, Usted reconoce que ha recibido una copia del Plan, incluyendo este Apéndice por país, mismos que Usted ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, el Convenio, incluyendo este Addendum. Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 8 del documento denominado “Naturaleza del Otorgamiento”, que claramente dispone lo siguiente:
(1)    Su participación en el Plan no constituye un derecho adquirido;
(2)    El Plan y su participación en el mismo, se ofrecen por la Compañía de manera totalmente discrecional;
(3)    Su participación en el Plan es voluntaria; y
(4)    Ninguna de las empresas subsidiarias de la Compañía ni el Patrón del Participante son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.
Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 8 del Documento denominado (naturaleza del Otorgamiento):
Al aceptar las Opciones, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A., es el único responsable de la administración del Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el Plan de una manera totalmente comercial y su único Patrón es una empresa Mexicana a quien se encuentra subordinado. Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el dicho Plan no establecen derecho alguno entre Usted y su patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el

Patrón y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente a Usted.
Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, Usted otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The Options and any shares of Common Stock acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to you because of your existing relationship with the Company and its Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or its Subsidiaries made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
OMAN
NOTIFICATIONS
Securities Law Information. The offer is addressed only to eligible employees. The Plan, Agreement and any related documents do not constitute the marketing or offering of securities in Oman and consequently have not been registered or approved by the Central Bank of Oman, the Omani Ministry of Commerce and Industry, the Omani Capital Market Authority or any other authority in the Sultanate of Oman.
PAKISTAN
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

NOTIFICATIONS
Exchange Control Information. Pakistani residents are required to immediately repatriate to Pakistan the proceeds from the sale of shares of Common Stock as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. Pakistani residents are advised to consult with their personal advisor prior to exercise of the Options to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. Pakistani residents are responsible for ensuring compliance with all exchange control laws in Pakistan.
PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. By accepting the offer of Options, you acknowledge that the Options are being granted ex gratia with the purpose of rewarding you.
NOTIFICATIONS
Securities Law Information. The offer of the Options is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning the offer, please refer to the Plan, the Agreement, and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at http://investors.motorolasolutions.com.
POLAND
NOTIFICATIONS
Foreign Asset and Account Reporting. Polish residents holding cash and foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds cetain thresholds. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Polish residents should consult with their personal tax advisor to determine their personal reporting obligations.
Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrpreneur) into or out of Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
English Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa. O signatário pelo presente expressamente declara que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
NOTIFICATIONS
Exchange Control Information. If you are a resident of Portugal and you acquire shares of Common Stock under the Plan, you may be required to file a report with the Portuguese Central Bank for statistical purposes (unless you arrange to have the shares of Common Stock deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for you).

QATAR
There are no country-specific provisions.
REPUBLIC OF KOREA
NOTIFICATIONS
Exchange Control Information. In the event that you remit funds out of Korea in connection with the exercise of the Options, such remittance of funds must be “confirmed” by a foreign exchange bank in Korea. In order to receive the confirmation, you will likely be required to submit documents evidencing the nature of remittance to the bank handling the remittance in Korea together with the confirmation application, including a copy of the Agreement, the Plan, your certificate of employment with the Employer and any other information requested by the bank. No bank confirmation is necessary if no funds are remitted out of Korea in connection with the exercise of the Option (e.g., if pay the Exercise Price using funds already outside of Korea or a cashless method of exercise).
Foreign Asset and Account Reporting. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine their personal reporting obligations.

ROMANIA
NOTIFICATIONS
Exchange Control Information. Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit the proceeds from the sale of shares of Common Stock in a bank account in Romania, you may have to provide the Romanian bank through which the operations are effected with appropriate documentation regarding the receipt of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
SINGAPORE
TERMS AND CONDITIONS
Sale Restriction. You agree that any shares of Common Stock acquired pursuant to the Options will not be offered for sale in Singapore prior to the six-month anniversary of the grant date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA, or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The grant of the Options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. The directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Options or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming a director. You understand that if you are the Chief Executive Officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to you.

SOUTH AFRICA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Tax Obligations. The following provision supplements Section 7 of the Award Document (Tax-Related Items):
Upon exercise of the Options, you are required to immediately notify the Employer of the amount any gain you realize as a result of such exercise. You may be liable for a fine if you fail to complete this notification.
NOTIFICATIONS
Securities Law Information. In compliance with South African securities laws, the documents listed below are available on the following Company websites:
i.a copy of the Company's most recent annual report (i.e., Form 10-K) ) is available on the “Investor Relations” website at http://investors.motorolasolutions.com; and
ii.a copy of the Plan Prospectus is available on the “Stock Programs website” at[_____].
A copy of the above documents will be sent to you free of charge on written request to Global Rewards Equity Administration, Motorola Solutions, Inc., 500 W. Monroe Street, Chicago, Illinois 60661 U.S.A. In addition, you should contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.
Exchange Control Information. The Options may be subject to exchange control regulations in South Africa. In particular, if you are a South African resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account established with the Designated Broker). Because exchange control regulations are subject to change, South African residents should consult with their personal advisor to ensure compliance with current regulations.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements Section 8 of the Award Document (Nature of Grant):
By accepting the Options, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Plan and the Award Document. Consequently, you understand that the Options are granted on the assumption and condition that the Options and any shares of Common Stock issued upon exercise of the Options are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Award Document, the Options will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under

Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Options.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Options shall be null and void.
NOTIFICATIONS
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Foreign Asset and Account Reporting. To the extent that Spanish residents hold rights or assets (e.g., shares of Common Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, such residents are required to report information on such rights and assets on their tax return for such year. Shares of Common Stock constitute securities for purposes of this requirement, but the Options (whether vested or unvested) are not considered assets or rights for purposes of this requirement.
If applicable, Spanish residents must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000. More frequent reporting is required if such transaction value or account balance exceeds €1,000,000.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
Exchange Control Information. If you are a Spanish resident and you acquire shares of Common Stock upon exercise of the Options, you must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Trade and Tourism. Spanish residents must also declare ownership of any shares of Common Stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while such shares are owned. In addition, the sale of shares of Common Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale. In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
SWEDEN
TERMS AND CONDITIONS
Tax Withholding. This provision supplements Section 7 of the Award Document (Tax-Related Items):
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Award Document, in accepting the grant of Options, you authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.

SWITZERLAND
NOTIFICATIONS
Securities Law Information. Neither this document nor any other materials relating to the grant of Options
(i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

TERMS AND CONDITIONS

Data Privacy. The following provision supplements the Section 10 of this Agreement (Consent to Transfer Personal Data):

You acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 10 of this Agreement and agree that by participating in the Plan you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the resident must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
NOTIFICATIONS
Exchange Control Information. Thai residents who remit funds out of Thailand in order to exercise the Options must remit such funds through a commercial bank in Thailand.
Further, if Thai residents realize US$1,000,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends, such residents are required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and to then either convert such repatriated proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Further, for repatriated amounts of US$1,000,000 or more, Thai residents must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. Thai residents are personally responsible for complying with exchange control restrictions in Thailand.
TURKEY
NOTIFICATIONS
Securities Law Information. Turkish residents are not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “MSI” and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. If you remit funds out of Turkey in order to exercise the Options, you must remit such funds through a licensed financial intermediary institution in Turkey.

In certain circumstances, Turkish residents are permitted to sell shares of Common Stock traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the shares of Common Stock acquired under the Plan. Turkish residents should consult their personal legal advisor before selling any shares of Common Stock acquired under the Plan to confirm the applicability of this requirement.
UKRAINE
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. Ukrainian residents may be required to obtain an “investment license” (for the purchase of shares of Common Stock) and/or a “placement license” (for the placement of shares or Common Stock or cash outside of Ukraine) from the National Bank of Ukraine.
In addition, Ukrainian residents are required to notify the National Bank of Ukraine within three days of the opening of a foreign brokerage account, such as their account with the Designated Broker. Ukrainian residents are advised to consult with their personal legal advisor to determine their responsibilities under Ukrainian exchange control laws.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The offer of the Options is available only for select employees of the Company and its Subsidiaries and is in the nature of providing employees incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the Plan and the Agreement, or any other incidental communication materials distributed in connection with the Options. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the Plan and the Agreement should obtain independent professional advice.
UNITED KINGDOM
TERMS AND CONDITIONS
Tax-Related Items. This provision supplements Section 7 of the Award Document (Tax-Related Items):
Without limitation to Section 7 of the Award Document, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by you, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any

NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 7 of the Award Document.

EXHIBIT A
EMPLOYER STATEMENT
Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations (the “Stock Option Act”), you are entitled to receive the following information regarding the Motorola Solutions, Inc. (the “Company”) stock option program in a separate written statement.

This statement contains only the information required to be mentioned under the Stock Option Act while the other terms and conditions of your stock option grant (“Options”) are described in detail in the Motorola Solutions Omnibus Incentive Plan of 2015 (the “Plan”) and the Award Document for the Motorola Solutions Omnibus Incentive Plan of 2015 Terms and Conditions Related to Employee Nonqualified Stock Options including any country-specific appendix (collectively, the “Agreement”), which have been given to you. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan or Agreement.

1.    Date of grant of unfunded right to receive shares of common stock upon satisfying certain conditions

The grant date of your Options is the date that the Board of Directors of the Company or a committee thereof (the “Committee”) approved a grant for you and determined it would be effective.

2.    Terms or conditions for grant of a right to future award of common stock

The grant of Options will be at the sole discretion of the Board or the appropriate Committee. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to make any grants of Options to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future Options or other equity awards.

3.    Vesting Date or Period

Generally, your Options will vest over the course of a period of time, as provided in the Agreement. Your vested Options are exercisable any time after vesting and before the option is terminated or expires, which is stated in the Agreement.

4.    Exercise Price

During the exercise period, the Options can be exercised to purchase shares of the Company’s common stock at a price determined by the Board or Committee and set forth in the Agreement.

5.    Your rights upon termination of employment

If the terms of the Stock Option Act are applicable to your Options, the treatment of your Options upon termination of your service will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Agreement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Agreement are more favorable to you, then such terms will govern the treatment of your Options upon termination of your service.

6.    Financial aspects of participating in the Plan

The grant of Options has no immediate financial consequences for you. The value of the Options is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of common stock are financial instruments and investing in common stock will always have financial risk. The value of the common stock will not only be dependent on the Company’s financial development, but also on the general development of the stock market. The future value of the Company’s common stock is unknown, indeterminate and cannot be predicted with certainty.

Motorola Solutions, Inc.

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om den for Motorola Solutions Inc. ("Selskabet") gældende aktieoptionsordning.

Denne erklæring indeholder kun de oplysninger, der kræves i henhold til Aktieoptionsloven, hvorimod de øvrige vilkår og betingelser for din tildeling af aktieoptioner ("Optioner") er nærmere beskrevet i Motorola Solutions Omnibus Incentive Plan of 2015 ("Ordningen") og i Award Document for the Motorola Solutions Omnibus Incentive Plan of 2015 Terms and Conditions Related to Employee Nonqualified Stock Options, inklusive eventuelle landetillæg (samlet "Aftalen"), som du har fået udleveret. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den betydning, der er defineret i Ordningen eller Aftalen.

1.    Tidspunkt for tildeling af den vederlagsfri ret til at modtage ordinære aktier mod opfyldelse af visse betingelser

Tidspunktet for tildelingen af dine Optioner er den dato, hvor Selskabets Bestyrelse eller et bestyrelsesudvalg ("Udvalget") har godkendt tildelingen til dig og fastslået, at den er gyldig.

2.    Vilkår og betingelser for tildeling af en ret til fremover at modtage ordinære aktier

    Tildelingen af Optioner sker efter Bestyrelsens eller det relevante Udvalgs eget skøn. Medarbejdere i Selskabet og i dets datterselskaber kan deltage i Ordningen. Selskabet kan efter eget skøn vælge ikke at tildele dig nogen Optioner i fremtiden. I henhold til Ordningens og Aftalens bestemmelser har du ikke hverken ret til eller krav på fremover at modtage Optioner eller andre aktiebaserede tildelinger.

3.    Modningstidspunkt eller -periode

    Dine Optioner modnes som udgangspunkt over en bestemt periode som anført i Aftalen. Dine modnede Optioner kan udnyttes på et hvilket som helst tidspunkt efter modningstidspunktet, men inden de bortfalder eller udløber som anført i Aftalen.

4.    Udnyttelseskurs

    I udnyttelsesperioden kan Optionerne udnyttes til køb af ordinære aktier i Selskabet til en af Bestyrelsen eller Udvalget fastsat kurs, der fremgår af Aftalen.

5.    Din retsstilling ved fratræden

Hvis bestemmelserne i Aktieoptionsloven er gældende for dine Optioner, dine aktieoptioner vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Aftalen er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i Aftalen er mere fordelagtige for dig, vil det være disse bestemmelser, der er gældende for, hvordan din aktieoption behandles i forbindelse med din fratræden.

6.    Økonomiske aspekter ved deltagelse i Ordningen

    Tildelingen af Optioner har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Optionerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

    Ordinære aktier er finansielle instrumenter, og investering i ordinære aktier vil altid være forbundet med en økonomisk risiko. Værdien af de ordinære aktier afhænger ikke alene af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Den fremtidige værdi af Selskabets ordinære aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Motorola Solutions, Inc.